Exhibit 12.1

                    Boston Edison Company
      Computation of Ratio of Earnings to Fixed Charges
           Twelve Months Ended September 30, 2001
                       (in thousands)



Net income from continuing operations            $ 173,859
Income taxes                                       116,268
Fixed charges (including securitization            115,393
certificates)
   Total                                         $ 405,520
                                                  ========
Interest expense                                 $ 100,293
Interest component of rentals                       15,100
   Total                                         $ 115,393
                                                  ========
Ratio of earnings to fixed charges                    3.51
                                                      ====



                                                Exhibit 12.2

                    Boston Edison Company
      Computation of Ratio of Earnings to Fixed Charges
          and Preferred Stock Dividend Requirements
           Twelve Months Ended September 30, 2001
                       (in thousands)



Net income from continuing operations            $ 173,859
Income taxes                                       116,268
Fixed charges (including securitization            115,393
certificates)
   Total                                         $ 405,520
                                                  ========
Interest expense                                 $ 100,293
Interest component of rentals                       15,100
   Subtotal                                      $ 115,393
                                                  ========
Preferred stock dividend requirements                9,945
   Total                                         $ 125,338
                                                  ========
Ratio of earnings to fixed charges                    3.24
                                                      ====
